                   COLLATERAL PLEDGE AND SECURITY AGREEMENT

                  This COLLATERAL PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement") is made and entered into as of November __, 1997 by TELIGENT, INC., a Delaware corporation (the "Pledgor"), having its principal office at 8065 Leesburg Pike, Vienna, VA 22183 in favor of FIRST UNION NATIONAL BANK, a banking corporation duly organized and existing under the laws of the State of ____________, having an office at 901 E. Cary Street - 2nd Fl., Richmond, VA 23219, as trustee (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below.

                             W I T N E S S E T H

                  WHEREAS, the Pledgor and First Union National Bank, as Trustee, have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing on the date hereof $250,000,000 in aggregate principal amount of [___]% Senior Notes due 2007 (the "Notes"); and

                  WHEREAS, the Pledgor has agreed, pursuant to the Indenture, to
(i) purchase or cause the purchase of Pledged Securities (as defined herein) in an amount that will be sufficient upon receipt of scheduled interest and principal payments in respect thereof to provide for the payment of the first six scheduled interest payments due on the Notes and (ii) place such Pledged Securities (as defined herein) (or cause them to be placed) in an account held by the Trustee for the benefit of Holders of the Notes; and

                  WHEREAS, to secure the obligations of the Pledgor under the Indenture and the Notes to pay in full each of the first six scheduled interest payments on the Notes and to secure repayment of the principal, premium (if any) and interest on the Notes in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full (the "Obligations"), the Pledgor has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Pledged Securities (as defined herein) and related collateral and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all the Obligations. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture. Unless otherwise defined herein or in the Indenture, terms used in Articles 8 or 9 of the Uniform Commercial Code ("UCC") as in effect in the State of New York are used herein as therein defined and terms used in Revised Article 8, as such term is defined in 31 C.F.R. ss.


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                                      2

357.2, as modified by the amendments promulgated at 61 Fed. Reg. 43,628 (Aug.

23, 1996) ("Revised Article 8"), are used herein as therein defined.

                                  AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

                  SECTION 1. Pledge and Grant of Security Interest. The Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (hereinafter collectively referred to as the "Collateral"), whether characterized as investment property, general intangibles or otherwise:

                  (a) the U.S. Government Obligations identified by CUSIP No. in Annex 1 to Exhibit A to this Pledge Agreement (the "Pledged Securities"),

                  (b) any and all applicable security entitlements to the Pledged Securities,

                  (c) the First Union National Bank account in the name of "First Union National Bank, as Trustee for the benefit of the holders of the [___]% Senior Notes due 2007 of Teligent, Inc. Collateral Pledge Account", Administrative Account No. [____] (the "Pledge Account") established and maintained by the Trustee pursuant to this Pledge Agreement,

                  (d) any and all related securities accounts in which security entitlements to the Pledged Securities are carried,

                  (e) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Pledgor in substitution for or in addition to any or all the then existing Collateral,

                  (f) all interest, dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through
         (e) of this Section 1).


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                                      3


                  SECTION 2. Security for Obligation. This Pledge Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.

                  SECTION 3. Delivery of Collateral; Pledge Account; Interest.
(a) The Pledged Securities shall be pledged and transferred to the Trustee and the Trustee shall become the holder of a security entitlement to the Pledged Securities, through action by the Federal Reserve Bank of New York ("FRBNY") or another securities intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by FRBNY or such other securities intermediary (i) indicating by book-entry that the Pledged Securities or a security entitlement thereto has been credited to the Trustee's account or (ii) acquiring the Pledged Securities or a security entitlement thereto for the Trustee and accepting the same for credit to a securities account of the Trustee.

                  (b) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of the Pledged Securities (or acquisition by the Trustee of any security entitlement thereto), as provided in subsection (a) of this Section 3, the Trustee shall establish the Pledge Account on its books as an account segregated from all other custodial or collateral accounts at its office at 901 E. Cary Street - 2nd fl., Richmond, VA 23219,
Attention: [Corporate Trustee Administration Department]. Upon transfer of the Pledged Securities to the Trustee (or the Trustee's acquisition of a security entitlement thereto), as confirmed to the Trustee by FRBNY or another securities intermediary, the Trustee shall make appropriate book entries indicating that the Pledged Securities and/or such security entitlement have been credited to and are held in the Pledge Account. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property held by the Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account subject (except as expressly provided in Sections 4(a), (b) and (c) hereof) to the exclusive dominion and control of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

                  (c) All Collateral shall be retained in the Pledge Account pending disbursement pursuant to the terms hereof.

                  (d) Concurrently with the execution and delivery of this Pledge Agreement the Trustee is delivering to the Pledgor, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, TD Securities (USA) Inc. and Goldman, Sachs & Co., a duly executed certificate, in the form of Exhibit A hereto, of an officer of the Trustee, confirming the Trustee's establishment and maintenance of the Pledge Account and its receipt and holding of the Pledged Securities or a security entitlement thereto and the crediting of the Pledged Securities or such security entitlement to the Pledged Account, all in accordance with this Pledge Agreement.

                  (e) Concurrently with the execution and delivery of this Pledge Agreement, the Pledgor is delivering to the Trustee acknowledgement copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date (as defined in the Indenture) under the UCC of the State of Virginia, covering the Collateral described in this Pledge Agreement.

                  SECTION 4. Disbursements. (a) At or prior to 10 a.m. on the due date of any of the first six scheduled interest payments on the Notes, the Pledgor may, pursuant to written instructions (an "Issuer Order"), direct the Trustee to release from the Pledge Account and pay to the Holders of the Notes proceeds sufficient to provide for payment in full of such interest then due on the Notes. Upon receipt of an Issuer Order, the Trustee will take any action necessary to provide for the payment of the interest on the Notes in accordance with the payment provisions of the Indenture to the Holders of the Notes from (and to the extent of) proceeds of the Pledged Securities in the Pledge Account. Nothing in this Section 4 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

                  (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Collateral is security from a source of funds other than the Pledge Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment, direct the Trustee pursuant to an Issuer Order to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee") proceeds from the Pledge Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt by the Trustee of such Issuer Order and evidence reasonably satisfactory to the Trustee that such interest payment has been paid in full, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Pledge Account.

                  (c) If at any time the principal of and interest on the Pledged Securities exceeds 100% of the amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm selected by the Pledgor and delivered to the Trustee, to provide for payment in full of the remaining first six scheduled interest payments due on the Notes, the Pledgor may direct the Trustee to release any such excess amount to the Pledgor or to such other party as the Pledgor may direct. Upon receipt of an Issuer Order (which shall include a certificate from such nationally recognized firm of independent public accountants or a nationally recognized investment banking firm stating the amount by which the Pledged Securities exceeds the amount required to be held in the Pledge Account) the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, any such excess amount.

                  (d) Upon payment in full of the first six scheduled interest payments on the Notes, the security interest in the Collateral evidenced by this Pledge Agreement will


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                                      5


automatically terminate and be of no further force and effect and the Collateral shall promptly be paid over and transferred to the Pledgor. Furthermore, upon the release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to Holders as payment of interest or otherwise, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically terminate and be of no further force and effect, and the Trustee shall cooperate and shall deliver such documents as may be necessary to discharge any security interest with respect to the Collateral under the UCC.

                  (e) At least three Business Days prior to the due date of each of the first six scheduled interest payments on the Notes, the Pledgor shall give the Trustee notice (by Issuer Order) as to whether such interest payment will be made pursuant to Section 4(a) or 4(b) and the respective amounts of interest that will be paid from the Pledge Account and from Pledgor Funds. Any Pledgor Funds to be used to make any interest payment shall be delivered to the Trustee, in immediately available funds, at or prior to 10 a.m. on the day immediately preceding such interest payment date. If no such notice is given or such Pledgor Funds have not been so delivered, the Trustee will act pursuant to
Section 4(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due from the Pledge Account.

                  (f) The Trustee shall liquidate Collateral in the Pledge Account in order to make any scheduled payment of interest unless there are sufficient funds in the Pledge Account on such interest payment date.

                  (g) Except as otherwise provided in Sections 4(c) and (d) hereof, nothing contained in Section 1, Section 3, this Section 4 or any other provision of this Pledge Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any security entitlement to the Pledged Securities or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to the Pledged Securities, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's rights under this Pledge Agreement as the beneficial owner of collateral pledged to and subject to the exclusive dominion and control (except as expressly provided in Sections 4(a), (b) and (c) hereof) of the Trustee in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Trustee holds a security entitlement to the Pledged Securities solely as trustee for the Holders of the Notes and not as a securities intermediary.

                  SECTION 5. Representations and Warranties. The Pledgor hereby represents and warrants that:

                  (a) The execution and delivery by the Pledgor of, and the

         performance by the Pledgor of its obligations under, this Pledge Agreement will not result in any violation of the provisions of the charter or by-laws of the Pledgor or any of its Restricted Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Pledgor or any of its Restricted Subsidiaries or any of its assets, properties or operations, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement, and no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign ("Government Filings"), is necessary or required (i) for the performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, except in each case for such violations, creations, impositions and failures to make Governmental Filings that would not have an adverse effect on the performance by the Pledgor of its obligations hereunder or under the Indenture or the Notes..

                  (b) The Pledgor is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). No financing statement covering the Pledgor's interest in the Pledged Securities is on file in any public office, other than the financing statements filed pursuant to this Pledge Agreement.

                  (c) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 11(b),
         Section 14.11 and Section 14.15 hereof may be limited by applicable law.


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                                      7


                  (d) Upon transfer to the Trustee of the Pledged Securities and the acquisition by the Trustee of a security entitlement thereto, in accordance with Section 3, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Collateral from the Pledgor).

                  (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its Restricted Subsidiaries is a party or to which any of the properties of the Pledgor or any such Restricted Subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

                  (f) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

                  (g) No Event of Default (as defined herein) exists.

                  SECTION 6. Further Assurances. The Pledgor will, reasonably promptly upon request by the Trustee, execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are reasonably necessary or, in the reasonable opinion of the Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee) or to effect the purposes of this Pledge Agreement. The Pledgor also hereby authorizes the Trustee to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor will promptly pay all reasonable costs, which costs will be approved in advance by the Pledgor, incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Trustee, to take all actions that are reasonably necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all reasonably necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

                  SECTION 7. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders of the Notes that from and after the date of this Pledge Agreement until the earlier of the payment in full in cash of the Obligations or the payment in full of the first scheduled interest payments on the Notes:

                  (a) Other than as provided in Sections 4(c) and 4(d) hereof, that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) it will not create or permit to exist any Lien upon or with respect to any of the Collateral (except for the security interests granted under this Pledge Agreement and any Lien created by or arising through the Trustee) and at all times will be the sole beneficial owner of the Collateral; and

                  (b) Other than as provided in Sections 4(c) and 4(d) hereof, that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral.

                  SECTION 8. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof;
(c) giving of any notices or recording of any Liens under Section 6 hereof; and
(d) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable upon demand. The Trustee's authority under this
Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents reasonably deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other reasonable actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

                  SECTION 9. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for similar accounts, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral, provided, however, that nothing contained in this Pledge Agreement shall relieve the Trustee of any responsibilities as a securities intermediary under applicable law.

                  SECTION 10. Indemnity. The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance as Trustee under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, negligence or wilful misconduct of such indemnified person.

                  SECTION 11. Remedies upon Event of Default. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Pledge Agreement as an "Event of Default") shall have occurred and be continuing:

                  (a) The Trustee and the Holders of the Notes shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee reasonably may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give


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                                      10

         the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 14.1 hereof at least ten (10) business days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All reasonable expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                  (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 11 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                  SECTION 12. Expenses. The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, that the Trustee reasonably may incur in connection with (a) the review, negotiation and administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  SECTION 13. Security Interest Absolute. Except as otherwise provided in Sections 4(c) and 4(d) hereof, all rights of the Trustee and the

Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

                  (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

                  (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

                  SECTION 14.  Miscellaneous Provisions.

                  Section 14.1. Notices. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                  if to the Pledgor:

                           Teligent, Inc.
                           8065 Leesburg Pike
                           Vienna, VA  22183
                           Fax:  (703) 762-5235
                           Attention:  Laurence E. Harris, Esq.

                  with a copy to:

                           Skadden, Arps, Slate, Meagher and Flom LLP
                           919 Third Avenue
                           New York, NY  10022
                           Fax: (212) 735-2000
                           Attention:  Mark C. Smith, Esq.

                  if to the Trustee:

                           First Union National Bank
                           901 E. Cary Street - 2nd Fl.
                           Richmond, VA  23219
                           Fax:  [(804) 788-9861]

                           Attention:   [Pat Welling]

                  Section 14.2. No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

                  Section 14.3. Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

                  Section 14.4. Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 14.5. Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  Section 14.6. Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

                  Section 14.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  Section 14.8. Interpretation of Agreement. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  Section 14.9. Continuing Security Interest; Termination. (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Pledge Agreement, remain in full force and effect until the earlier of the payment in full in cash of the Obligations or the payment in full of the first scheduled interest payments on the Notes. This Pledge Agreement shall be binding upon the Pledgor, its successors, transferees and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

                  (b) This Pledge Agreement (other than Pledgor's obligations under Sections 10 and 12) shall terminate upon the payment in full in cash of the Obligations. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture, and take all actions that are necessary to release the security interest created by this Pledge Agreement in and to the Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

                  Section 14.10. Survival of Representations and Covenants. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.

                  Section 14.11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                  Section 14.12. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reasonable reliance upon the written advice of counsel, a copy of which written advice will be delivered to the Pledgor, concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

                  (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

                  Section 14.13. Final Expression. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  Section 14.14. Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 508 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

                  Section 14.15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP

ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING: THE MATTERS IDENTIFIED IN 31 C.F.R.
PART 357, 61 FED. REG. 43626 (AUG. 23, 1996) INCLUDING REVISED ARTICLE 8, SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

                  (b) THE PLEDGOR HAS APPOINTED [___________] AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT AND FOR ACTIONS BROUGHT UNDER U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK AND AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT.

                  (c) THE TRUSTEE HAS APPOINTED [___________] AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT AND FOR ACTIONS BROUGHT UNDER U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK AND AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT.

                  (d) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (e) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER OF NOTES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH

LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (f) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES ON THE OTHER HAND.

                           [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                         Pledgor:

                                         TELIGENT, INC.

                                         By:
                                             ---------------------------------
                                              Name:
                                              Title:

                                         Trustee:

                                         FIRST UNION NATIONAL BANK,
                                         as Trustee

                                         By:
                                             ---------------------------------
                                              Name:
                                              Title:

                                                                      EXHIBIT A


                          FIRST UNION NATIONAL BANK
                            OFFICER'S CERTIFICATE

                  Pursuant to Section 3(d) of the Collateral Pledge and Security Agreement (the "Pledge Agreement") dated as of November [__], 1997 between Teligent, Inc. (the "Pledgor") and First Union National Bank as trustee (the "Trustee") for the holders of the Pledgor's [___]% Senior Notes due 2007, the undersigned officer of the Trustee, on behalf of the Trustee, makes the following certifications to the Pledgor, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, TD Securities (USA) Inc. and Goldman, Sachs & Co. Capitalized terms used and not defined in this Officer's Certificate have the meanings set forth or referred to in the Pledge Agreement.

                  1. Substantially contemporaneously with the execution and delivery of this Officer's Certificate, the Trustee has established with [___________], as securities intermediary ("[___]"), a securities account in the name of "First Union National Bank, as Trustee for the benefit of the holders of the [____]% Senior Notes due 2007 of Teligent, Inc., Collateral Pledge Account," with respect to which the Trustee is the entitlement holder and through which the Trustee has acquired a security entitlement to the United States Treasury securities identified in Annex 1 to this Officer's Certificate (the "Pledged Securities") and has made appropriate book entries in its records establishing that the Pledged Securities and the Trustee's securities entitlement thereto have been credited to and are held in the First Union National Bank's Administrative Account No. [_____] entitled "First Union National Bank, as Trustee for the benefit of the holders of the [___]% Senior Notes due 2007 of Teligent, Inc., Collateral Pledge Account" (the "Pledge Account").

                  2. The Trustee has established and maintained and will maintain the Pledge Account and all securities entitlements and other positions carried in the Pledge Account solely in its capacity as Trustee and has not asserted and will not assert any claim to or interest in the Pledge Account or any such securities entitlements or other positions except in such capacity.

                  3. The Trustee has acquired its security entitlement to the Pledged Securities for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Pledged Securities are not and the Trustee's security entitlement to the Pledged Securities is not, to the Trustee's knowledge, subject to any Lien granted by or to or arising through or in favor of any securities intermediary (including, without limitation, [Name of securities' intermediary] or the Federal Reserve Bank of New York) through which the Trustee derives its security entitlement to the Pledged Securities.

                  4. The Trustee has not caused or permitted the Pledged Securities or its security entitlement thereto to become subject to any Lien created by or arising through the Trustee.

                  IN WITNESS WHEREOF, the undersigned officer has executed this Officer's Certificate on behalf of First Union National Bank as Trustee this ______ day of November, 1997.



                                               ------------------------------
                                               Name:
                                               Title:

                                   ANNEX 1

                 [Insert CUSIP numbers of Pledged Securities]